EXHIBIT 99.3

ASURE SOFTWARE, INC.

INTRODUCTION TO ASURE SOFTWARE, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(Amounts in thousands, except per share data)

On July 1, 2012, Asure Software Inc., purchased all of the issued and outstanding shares of common stock ( the “shares”) of Meeting Maker – United States, Inc., a Delaware corporation (“Meeting Maker - US”), pursuant to a Stock purchase Agreement (the “Stock Purchase Agreement”) by and among Meeting Maker Holding BV, a besloten vennootschap organized under the laws of the Netherlands (“Seller”), PeopleCube Holding BV, a besloten vennootschap organized under the laws of the Netherlands, and us. The Stock Purchase Agreement contains certain customary representations, warranties, indemnities and covenants.

The aggregate consideration for the Shares consisted of (i) $10.00 million in cash, subject to a post-closing working capital adjustment of $0.20 million, (ii) 255,000 shares of our common stock, par value $0.01 per share, valued at $0.75 million and (iii) an additional $3.00 million seller’s note with a present value of $2.40 million that is due on October 31, 2014, subject to offset of any amounts owed by Seller under the indemnification provisions of the Stock Purchase Agreement.. As a result of the acquisition, Meeting Maker - US became our direct wholly-owned subsidiary.

The business combination was accounted for under ASC 805, “Business Combinations.”  The application of purchase accounting under ASC 805 requires the total purchase price to be allocated to the fair value of assets acquired and liabilities assumed based on their fair values at the acquisition date, with amounts exceeding fair value being recorded as goodwill.  The Company is currently in the process of assessing and finalizing the fair value of the assets acquired and the liabilities assumed.  The following table summarizes the preliminary estimated fair values of the assets and liabilities assumed (in thousands):

Assets Acquired
Cash	$-
Accounts receivable	2,248
Fixed assets	117
Other assets	124
Goodwill	10,389
Intangibles	7,911
Total assets acquired	20,789

Liabilities assumed
Accounts payable	(882)
Accrued other liabilities	(438)
Notes payable	(1,614)
Deferred revenue	(4,904)
Total liabilities assumed	(7,838)

Net assets acquired	$12,951

The following unaudited pro forma condensed combined balance sheet assumes the acquisition occurred on June 30, 2012 and the unaudited pro forma condensed combined statements of operations and notes thereto, assume that the Acquisition occurred at the beginning of the periods presented.  The unaudited pro forma condensed combined financial information is derived from, and should be read in conjunction with, the consolidated financial statements of Asure Software for the year ended December 31, 2011 filed on Form 10-K and PeopleCube Holding BV d/b/a PeopleCube (“PeopleCube”) for the year ended December 31, 2011 included herein and the unaudited interim consolidated financial statements of Asure Software for the Six months ended June 30, 2012 filed on Form 10-Q and PeopleCube for the Six months ended June 30, 2012 included herein. The unaudited pro forma condensed combined financial information includes unaudited pro forma adjustments that are factually supportable and directly attributable to the Acquisition. In addition, with respect to the unaudited pro forma condensed combined financial information, the unaudited pro forma adjustments are expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial information was prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 805 – Business Combinations. Certain amounts in the PeopleCube historical financial statements have been reclassified to conform to classifications used by Asure Software, Inc.

The unaudited pro forma condensed combined statements of operations do not include non-recurring transaction costs associated with the Acquisition that are no longer capitalized as part of the acquisition.

The following pro forma financial information is presented for illustrative purposes only and is not necessarily indicative of (i) the results of operations and financial position that would have been achieved had the Acquisition taken place on the dates indicated or (ii) the future operations of the combined company. The following information should be relied on only for the limited purpose of presenting what the results of operations and financial position of the combined businesses of Asure Software and PeopleCube might have looked like had the Acquisition taken place at an earlier date.

The pro forma financial statements enclosed herein reflect the operations of PeopleCube Holding B.V. during the periods presented. The acquired entity, Meeting Maker United States Inc. and its subsidiaries conducted substantially all of the operations of PeopleCube Holding B.V., and held substantially all of the assets and liabilities of the consolidated entity during the periods presented.

Unaudited Pro Forma Condensed Balance Sheet
 (Amounts in thousands, except per share data)

	Asure 06/30/12	PeopleCube 06/30/12	Pro Forma Combined Adjustments		Pro Forma Combined 6/30/12
ASSETS
Current Assets:
Cash and cash equivalents	1,493	-	200	i	1,693
Accounts receivable trade, net	1,603	2,608	(360)	a	3,851
Notes receivable	24	-			24
Inventory	156	-			156
Prepaid expenses and other current assets	263	47			310
Total Current Assets	3,539	2,655	(160)		6,034
Property and equipment, net	424	116			540
Intangible assets, net	5,593	2,672	5,239	b	13,504
Goodwill	6,259	2,697	7,692	c	16,648
Other	18	77	-		95
Total Assets	15,833	8,217	12,771		36,821

LIABILITIES AND STOCKHOLDERS’EQUITY
Current Liabilities:
Line of Credit	555	-			555
Current portion of Notes Payable	109	623			732
Related parties notes payable	-	565			565
Accounts payable	1,497	882			2,379
Accrued compensation and benefits	243	409			652
Other accrued Liabilities	641	21			662
Deferred Revenue	4,697	5,480	(668)	f	9,509
Total Current Liabilities	7,742	7,980	(668)		15,054

Long-term deferred revenue	170	91			261
Deerpath Funding	-	-	10,000	h	10,000
Subordinated notes payable	4,375	427	2,400	d	7,202
Subordinated convertible notes payable	301	-			301
Deferred tax liability	-	291	(291)	g	-
Other long-term obligations	28	8			36
Total Liabilities	12,616	8,797	11,441		32,854

Stockholders’ Equity:
Preferred Stock	-	-
Common Stock	337	35	(35)		337
Treasury Stock	(5,017)	-			(5,017)
Additional paid-in-capital	273,361	13,633	(12,883)	e1	274,111
Accumulated deficit	(265,362)	(14,483)	14,483		(265,362)
Accumulated other comprehensive gain /(loss)	(102)	235	(235)		(102)
Owner’s Equity	3,217	(580)	1,330	e	3,967
Total Liabilities and Stockholders’ Equity	15,833	8,217	12,771		36,821

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations
 (Amounts in thousands, except per share data)

	Asure Twelve Months Ended Dec-11	PeopleCube Twelve Months Ended Dec-11	Pro Forma Combined Adjustments		Pro Forma Combined Twelve Months Ended Dec-11
Revenues
Revenues	10,941	9,096	-		20,037
Total Revenues	10,941	9,096			20,037

Cost of Sales
Cost of sales	2,289	1,662	252	a	4,203
Total Cost of Sales	2,289	1,662	252		4,203

Gross Margin	8,652	7,434	(252)		15,834

Operating Expense
Selling, general and administrative expenses	6,203	7,438	-		13,641
Research and development	1,678	1,461	-		3,139
Amortization of intangibles	680	786	1,116	a	2,582
Total Operating Expenses	8,561	9,685	1,116		19,362

Income (Loss) from Operations	91	(2,251)	(1,368)		(3,528)

Other Income and (Expenses)
Interest income	10	-			10
Interest expense-amortization of OID and derivative	(604)	-	(249)	c	(853)
Foreign currency translation (loss) gain	74	(113)			(39)
Interest expenses and other	(148)	(164)	(1,399)	b	(1,711)
Total Other Income and (Expense)	(668)	(277)	(1,648)		(2,593)

Income (Loss) From Operations, Before Income Taxes	(577)	(2,528)	(3,016)		(6,121)
Benefit (provision) for income taxes	(72)	-			(72)
Net Income (Loss)	$(649)	(2,528)	(3,016)		(6,193)

Net income per common share:
Basic	$(0.14)	-	-		(1.27)
Diluted	$(0.14)	-	-		(1.27)

Weighted-average common shares outstanding:
Basic	4,628	255	-		4,883
Diluted	4,628	255	-		4,883

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

Unaudited Pro Forma Condensed Statement of Operations
 (Amounts in thousands, except per share data)

	Asure Six months ended 06/30/12	PeopleCube Six months ended 06/30/12	Pro Forma Combined Adjustments		Pro Forma Combined Six months ended 6/30/12
Revenues
Revenues	4,205	4,890			9,095
Total Revenues	4,205	4,890			9,095

Cost of Sales
Cost of sales	991	498	126	a	1,615
Total Cost of Sales	991	498	126		1,615

Gross Margin	3,214	4,392	(126)		7,480

Operating Expense
Selling, general and administrative expenses	2,334	3,740	-		6,074
Research and development	591	706			1,297
Amortization of Intangibles	292	328	558	a	1,178
Total Operating Expenses	3,217	4,774	558		8,549

(Loss) Income from Operations	(3)	(382)	(684)		(1,069)

Other Income and (Expenses)
Interest income	1				1
Foreign currency translation gain (loss)	(1)	(56)			(57)
(Loss) on disposal of assets	(26)				(26)
Interest expense-amortization of OID and derivative	(56)		(121)	c	(177)
Interest expenses and other	(118)	3	(716)	b	(831)
Total Other Income and (Expense)	(200)	(53)	(837)		(1,090)

(Loss) Income From Operations, Before Income Taxes	(203)	(435)	(1,521)		(2,159)
Benefits (provision) for income taxes	(120)	-			(120)
Net (Loss) Income	$(323)	(435)	(1,521)		$(2,279)

Net (Loss) income per common share:
Basic	$(0.06)	-	-		(0.44)
Diluted	$(0.06)	-	-		(0.44)

Weighted-average common shares outstanding:
Basic	4,982	255	-		5,237
Diluted	4,982	255	-		5,237

(The accompanying notes are an integral part of the Pro Forma consolidated financial information)

ASURE SOFTWARE, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENT OF INCOME FOR TWELVE MONTHS ENDED 12/31/10
AND NINE MONTHS ENDED 09/30/11
(Amounts in thousands, except per share data)

Notes to Pro Forma Balance Sheet:

(a)	Adjustment to AR reserves as per Asure policy
(b)	Estimated value of intangible assets acquired in acquisition
(c)	Estimated value of goodwill acquired in acquisition
(d)	Note payable to seller
(e)	Eliminate PeopleCube equity at acquisition
(el)	Common shares issued on acquisition
(f)	Estimated value of Deferred revenue at acquisition
(g)	Eliminate Deferred tax liability
(h)	Debt financing facility by Asure from Deerpath
(i)	Working capital adjustments

Notes to Pro Forma Income Statement:

(a)
Reflects adjustments to the historical intangible amortization expense resulting from the effects of the preliminary purchase price associated with the acquisition of PeopleCube. The final allocation of the actual purchase price is subject to the final valuation of the acquired assets, but that allocation is not expected to differ materially from the preliminary allocation presented in this pro forma condensed combined financial information.

(b)	Reflects Interest expense on acquisition related debt

(c)	Interest accretion on sellers note for $3.0 million